Exhibit 10.1

AMENDMENT TO AND TERMINATION OF CHANGE IN CONTROL AGREEMENT

This amendment (“Amendment”) and Termination (“Termination”) entered into as of the 18th day of August, 2006 among Sizeler Property Investors, Inc., a Maryland corporation qualified as a real estate investment trust (“SPI”), with principal offices at 2542 Williams Boulevard Kenner, Louisiana, Guy M. Cheramie an individual residing in New Orleans, Louisiana (“Executive”) and Revenue Properties (Sizeler) Inc., a Maryland corporation (“Merger Sub” and together with SPI and Executive, the “Parties” and each a “Party”).

RECITALS

WHEREAS, Executive and SPI have entered into a Change in Control Agreement dated as of May 11, 2005 (the “Change in Control Agreement”) providing for certain rights and obligations as set forth therein including with respect to the occurrence of a Change in Control (as defined therein) of SPI. All used but undefined terms herein shall have the meanings ascribed to them in the Change in Control Agreement;

WHEREAS, Revenue Properties Company Limited, a corporation formed under the laws of Ontario (“Acquiror”), Merger Sub which is indirectly owned by Acquiror, and SPI are executing and delivering, immediately after the execution and delivery of this Amendment and Termination, an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”) providing for a merger of SPI with and into Merger Sub, with Merger Sub surviving, upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, the Parties desire to confirm certain understandings concerning the effect of the Change in Control on the Executive’s employment with SPI.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein and such other valuable consideration, the Parties intending to be legally bound agree as follows:

1. NO ADVERSE CIRCUMSTANCES. SPI and the Executive hereby acknowledge and agree that consummation of the Merger (as defined under the Merger Agreement), shall not in and of itself constitute Adverse Circumstances under the Change in Control Agreement.

2. ADDITIONAL PAYMENT OBLIGATIONS. A new Section 6.8 is added to the Change in Control as follows:

Notwithstanding Section 4, SPI shall pay Executive the amounts described in Sections 4.2.1 through 4.2.5 and Section 6 in a lump sum on the day which is 6 months and one day after the closing of an agreement which effectuates a Change in Control.

3. TERMINATION. The Change in Control Agreement is terminated effective as of one day after the consummation of the Merger and the Executive will continue to provide services to SPI on an at will basis.

4. GOVERNING LAW. This Amendment and Termination shall be governed by, and construed in accordance with, the laws of the State of Maryland without regard to conflicts of law provisions thereof.

5. COUNTERPARTS; FACSIMILE. This Amendment and Termination may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Amendment and Termination may be executed by facsimile signatures of the Parties hereto.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, this Letter has been duly executed and delivered by the duly authorized officers of the parties as of the date first written above.

SIZELER PROPERTY INVESTORS, INC.

By:	/s/ Mark M. Tanz
Name:	Mark M. Tanz
Title:	Chairman

REVENUE PROPERTIES (SIZELER) INC.

By:	/s/ K. (Rai) Sahi
Name:	K. (Rai) Sahi
Title:	Chairman & CEO

GUY M. CHERAMIE

/s/ Guy M. Cheramie
Printed Name: Guy M. Cheramie

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